Proxy Voting Results

A special meeting of shareholders was held on December 22, 2016. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

Elizabeth S. Acton

Affirmative	67,962,879,437.90	95.738
Withheld	3,026,199,416.67	4.262
TOTAL	70,989,078,854.57	100.000

John Engler

Affirmative	67,621,098,922.89	95.256
Withheld	3,367,979,931.68	4.744
TOTAL	70,989,078,854.57	100.000

Albert R. Gamper, Jr.

Affirmative	67,692,979,200.48	95.357
Withheld	3,296,099,654.09	4.643
TOTAL	70,989,078,854.57	100.000

Robert F. Gartland

Affirmative	67,834,076,287.79	95.556
Withheld	3,155,002,566.78	4.444
TOTAL	70,989,078,854.57	100.000

Abigail P. Johnson

Affirmative	67,845,327,470.44	95.572
Withheld	3,143,751,384.13	4.428
TOTAL	70,989,078,854.57	100.000

Arthur E. Johnson

Affirmative	67,698,760,709.29	95.366
Withheld	3,290,318,145.28	4.634
TOTAL	70,989,078,854.57	100.000

Michael E. Kenneally

Affirmative	67,851,407,081.44	95.581
Withheld	3,137,671,773.13	4.419
TOTAL	70,989,078,854.57	100.000

James H. Keyes

Affirmative	67,741,432,698.10	95.426
Withheld	3,247,646,156.47	4.574
TOTAL	70,989,078,854.57	100.000

Marie L. Knowles

Affirmative	67,825,908,094.48	95.545
Withheld	3,163,170,760.09	4.455
TOTAL	70,989,078,854.57	100.000

Jennifer Toolin McAuliffe

Affirmative	67,916,195,545.89	95.672
Withheld	3,072,883,308.68	4.328
TOTAL	70,989,078,854.57	100.000

Mark A. Murray

Affirmative	67,892,016,830.18	95.638
Withheld	3,097,062,024.39	4.362
TOTAL	70,989,078,854.57	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® Income Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	85,251,884.39	69.404
Against	3,248,153.80	2.645
Abstain	7,651,900.89	6.229
Broker Non - Votes	26,683,531.06	21.722
TOTAL	122,835,470.14	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2005 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	104,918,089.41	84.809
Against	1,185,803.11	0.959
Abstain	6,564,213.11	5.306
Broker Non - Votes	11,043,458.16	8.926
TOTAL	123,711,563.79	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2010 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	232,611,697.84	74.922
Against	11,461,526.43	3.692
Abstain	29,639,214.91	9.546
Broker Non - Votes	36,763,082.82	11.840
TOTAL	310,475,522.00	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2015 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	548,078,311.69	78.368
Against	16,992,566.61	2.430
Abstain	57,952,658.11	8.286
Broker Non - Votes	76,344,954.21	10.916
TOTAL	699,368,490.62	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2020 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	1,137,261,248.88	77.150
Against	35,533,566.57	2.411
Abstain	136,839,251.72	9.283
Broker Non - Votes	164,457,263.22	11.156
TOTAL	1,474,091,330.39	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2025 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	1,255,478,449.41	78.487
Against	44,735,339.17	2.797
Abstain	145,469,169.68	9.094
Broker Non - Votes	153,924,578.28	9.622
TOTAL	1,599,607,536.54	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2030 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	1,226,267,757.60	80.351
Against	31,873,988.50	2.088
Abstain	110,830,250.94	7.262
Broker Non - Votes	157,183,625.59	10.299
TOTAL	1,526,155,622.63	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2035 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	908,985,343.52	79.343
Against	22,941,350.78	2.003
Abstain	97,899,339.75	8.545
Broker Non - Votes	115,819,884.16	10.109
TOTAL	1,145,645,918.21	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2040 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	840,431,151.67	78.401
Against	26,715,584.05	2.493
Abstain	73,602,846.50	6.866
Broker Non - Votes	131,218,047.69	12.240
TOTAL	1,071,967,629.91	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2045 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	476,508,002.95	78.867
Against	13,746,796.22	2.276
Abstain	69,790,004.16	11.550
Broker Non - Votes	44,152,928.00	7.307
TOTAL	604,197,731.33	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2050 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	384,190,657.46	78.166
Against	8,160,289.70	1.660
Abstain	46,850,601.81	9.532
Broker Non - Votes	52,306,732.32	10.642
TOTAL	491,508,281.29	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2055 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	151,140,362.83	82.558
Against	2,733,414.43	1.494
Abstain	17,989,283.33	9.826
Broker Non - Votes	11,209,493.08	6.122
TOTAL	183,072,553.67	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Advisor Freedom® 2060 Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	11,372,900.89	87.585
Against	328,975.28	2.534
Abstain	1,024,180.04	7.887
Broker Non - Votes	259,028.49	1.994
TOTAL	12,985,084.70	100.000

Proposal 1 reflects trust-wide proposal and voting results.

The special meeting of shareholders of Fidelity Advisor Freedom® 2015 Fund reconvened on January 27, 2017 with respect to proposal 2.

The special meeting of shareholders of Fidelity Advisor Freedom® 2020 Fund reconvened on February 24, 2017 with respect to proposal 2.

The special meeting of shareholders of Fidelity Advisor Freedom® 2025 Fund reconvened on March 24, 2017 with respect to proposal 2.

The special meeting of shareholders of Fidelity Advisor® Freedom® 2030 Fund, Fidelity Advisor Freedom® 2035 Fund, Fidelity Advisor Freedom® 2040 Fund, Fidelity Advisor Freedom® 2045 Fund, Fidelity Advisor Freedom® 2050 Fund, Fidelity Advisor Freedom® 2055 Fund, and Fidelity Advisor Freedom® 2060 Fund reconvened on April 19, 2017 with respect to proposal 2.